Exhibit 1.1

Execution Version

PROLOGIS, L.P., as Issuer

C$850,000,000 4.250% Notes due 2034

Underwriting Agreement

Dated April 20, 2026

Scotia Capital Inc.

TD Securities Inc.

Prologis, L.P.

Underwriting Agreement

April 20, 2026

Scotia Capital Inc.

40 Temperance Street, 4th Floor

Toronto, ON M5H 0B4

TD Securities Inc.

TD Tower

66 Wellington Street West, 9th Floor

Toronto, ON M5K 1A2

Ladies and Gentlemen:

Introductory. Prologis, L.P., a Delaware limited partnership (the “Issuer”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), acting severally and not jointly, the respective amounts set forth in Schedule A hereto of C$850,000,000 aggregate principal amount of the Issuer’s 4.250% Notes due 2034 (the “Securities”). Scotia Capital Inc. and TD Securities Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Securities.

The Securities will be issued pursuant to an indenture, dated as of June 8, 2011 (the “Base Indenture”), among the Issuer, Prologis, Inc., a Maryland corporation, as the parent company of the Issuer (“Prologis”), and U.S. Bank Trust Company, National Association, as trustee, as successor to U.S. Bank National Association (the “Trustee”), as supplemented by the fifth supplemental indenture, dated as of August 15, 2013 (the “Fifth Supplemental Indenture”), as supplemented by the ninth supplemental indenture, dated as of November 3, 2022 (the “Ninth Supplemental Indenture” and, together with the Base Indenture and the Fifth Supplemental Indenture, the “Indenture”), providing for the issuance of debt securities in one or more series. The Securities will be issued in book-entry form and registered in the name of CDS & Co., as nominee of CDS Clearing and Depository Services Inc. (the “CDS”).

Prologis and the Issuer have prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-289636), including any amendments thereto, which contains a base prospectus, dated August 15, 2025 (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities and guarantees, including the Securities, debt securities of the Issuer, Prologis Euro Finance LLC, Prologis Sterling Finance LLC and Prologis Yen Finance LLC and other securities of Prologis under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including the documents incorporated by reference therein, and any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto. The term “Preliminary Prospectus” shall mean the most recent preliminary prospectus supplement relating to the Securities, together with the Base Prospectus, that is distributed to investors prior to the Initial Sale Time (as defined below) and filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 6:05 p.m. (New York City time) on April 20, 2026 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

References to “Canadian Securities Laws” shall mean all applicable securities laws in each of the provinces and territories of Canada, and the respective regulations and rules under such laws together with applicable published rules, policy statements, blanket rulings and orders, instruments, rulings and notices of the regulatory authorities in such provinces or territories. The Issuer has prepared a preliminary Canadian offering memorandum dated April 20, 2026 relating to the Securities (the “Preliminary Canadian Offering Memorandum”), and the Issuer agrees to prepare a Canadian offering memorandum dated April 20, 2026 relating to the Securities (the “Canadian Offering Memorandum”).

All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Preliminary Prospectus, Prospectus, Preliminary Canadian Offering Memorandum or Canadian Offering Memorandum shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, Preliminary Prospectus, Prospectus, Preliminary Canadian Offering Memorandum or Canadian Offering Memorandum, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, Preliminary Prospectus, Prospectus, Preliminary Canadian Offering Memorandum or Canadian Offering Memorandum shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, Preliminary Prospectus, Prospectus, Preliminary Canadian Offering Memorandum or Canadian Offering Memorandum, as the case may be, after the Initial Sale Time.

The Issuer hereby confirms its agreements with the several Underwriters as follows:

Section 1. Representations and Warranties. The Issuer, hereby represents, warrants and covenants to each Underwriter as of the date hereof, as of the Initial Sale Time and as of the Closing Date (in each case, a “Representation Date”), as follows:

(a)           Compliance with Registration Requirements. Prologis and the Issuer meet the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuer, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional or supplemental information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

At the respective times the Registration Statement and any post-effective amendments thereto (including the filing of Prologis’ and the Issuer’s most recent jointly-filed Annual Report on Form 10-K with the Commission (the “Annual Report on Form 10-K”)) became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Securities Act Regulations”) and the Trust Indenture Act and the rules and regulations of the Commission thereunder, and (ii) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or contain a “misrepresentation” as defined under applicable Canadian Securities Laws. At the date of the Prospectus and the Canadian Offering Memorandum and at the Closing Date, neither the Prospectus nor the Canadian Offering Memorandum nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or contain a “misrepresentation” as defined under applicable Canadian Securities Laws. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act (the “Form T-1”) and (ii) statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or the Canadian Offering Memorandum or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Issuer in writing by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof (the “Underwriter Information”).

Each preliminary prospectus and prospectus filed as part of the Registration Statement, as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act Regulations and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b)           Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus, (ii) the Preliminary Canadian Offering Memorandum, (iii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto and (iv) any other Issuer Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, (i) the Disclosure Package did not, and (ii) each Issuer Free Writing Prospectus listed in Annex II hereof, taken together with the Disclosure Package, did not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or contain a “misrepresentation” as defined under applicable Canadian Securities Laws. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with any Underwriter Information.

(c)           Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum (i) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”) and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus and the Canadian Offering Memorandum, at the date of the Prospectus and the Canadian Offering Memorandum and at the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or contain a “misrepresentation” as defined under applicable Canadian Securities Laws.

(d)           Prologis and the Issuer are each a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Issuer or any person acting on the Issuer’s behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the date hereof (the “Execution Time”), each of Prologis and the Issuer was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that initially became effective within three years of the Execution Time; neither Prologis nor the Issuer has received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and neither Prologis nor the Issuer has otherwise ceased to be eligible to use the automatic shelf registration statement form.

(e)           The Issuer is not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement when a bona fide offer (as used in Rule 164(h)(2) of the Securities Act Regulations) of the Securities is first made by the Issuer or any other offering participant, and (ii) as of the Execution Time, the Issuer was or is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act).

(f)            Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date of which the Issuer notified or notifies the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with any Underwriter Information.

(g)           Distribution of Offering Material by the Issuer. The Issuer has not distributed, and will not distribute, prior to the later of the Closing Date, and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum, the Canadian Offering Memorandum and any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and identified in Annex I and Annex II hereto.

(h)           The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer.

(i)            Authorization of the Base Indenture and Certain Supplemental Indentures. Each of the Base Indenture, the Fifth Supplemental Indenture and the Ninth Supplemental Indenture have been duly authorized, executed and delivered by each of Prologis and the Issuer and constitutes a valid and binding agreement of Prologis and the Issuer, enforceable against each of Prologis and the Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j)            Authorization of the Securities. The Securities to be purchased by the Underwriters from the Issuer are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Issuer and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(k)           [Reserved].

(l)            Description of the Securities and the Indenture. The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package, the Prospectus and the Canadian Offering Memorandum.

(m)          No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, the Prospectus and the Canadian Offering Memorandum, subsequent to the respective dates as of which information is given in the Disclosure Package, the Prospectus and the Canadian Offering Memorandum: (i) there has been no material adverse change, or any development involving Prologis or its subsidiaries, the Issuer or the subsidiaries of the Issuer that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business of the Issuer and its consolidated subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Issuer and the subsidiaries of the Issuer, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) except for regular quarterly dividends on the common stock or shares or preferred stock or shares in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Issuer or, except for dividends paid to the Issuer or subsidiaries of the Issuer, any subsidiaries of the Issuer on any class of capital stock or shares or repurchase or redemption by the Issuer or any of the subsidiaries of the Issuer of any class of capital stock or shares.

(n)           Independent Accountants. KPMG LLP, who have expressed their opinion with respect to the audited financial statements of (1) Prologis and its consolidated subsidiaries and (2) the Issuer and its consolidated subsidiaries, in each case as of December 31, 2025 and 2024 and for the fiscal years ended December 31, 2025, 2024 and 2023, all incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum and the Canadian Offering Memorandum, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act and a registered public accounting firm within the meaning of the Sarbanes-Oxley Act of 2002, as amended.

(o)           Preparation of the Financial Statements. The consolidated financial statements of Prologis and the Issuer, together with the related notes thereto and related schedules incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum and the Canadian Offering Memorandum, present fairly the consolidated financial position of Prologis, or the consolidated financial position of the Issuer, as applicable, as of and at the dates indicated and the results of their respective operations and cash flows for the periods specified. Such financial statements and related schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States and applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The summary financial information included in the Preliminary Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum and the Canadian Offering Memorandum present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum and the Canadian Offering Memorandum. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement.

(p)           [Reserved].

(q)           Organization and Good Standing of the Issuer. The Issuer has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Disclosure Package, the Prospectus and the Canadian Offering Memorandum and to enter into and perform its obligations under this Agreement, the Indenture and the Securities. The Issuer is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Prologis is the sole general partner of the Issuer and owns the percentage interest in the Issuer as set forth or incorporated by reference in the Disclosure Package, the Prospectus and the Canadian Offering Memorandum.

(r)            Incorporation and Good Standing of Significant Subsidiaries. Each subsidiary and joint venture of the Issuer listed on Schedule B hereto (collectively, the “Significant Subsidiaries”) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, trust, partnership, limited liability company or other entity, as the case may be, and (except as to any general partnership) in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the power (corporate or other) and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package, the Prospectus and the Canadian Offering Memorandum. Each Significant Subsidiary is duly qualified as a foreign corporation, trust, partnership, limited liability company or other entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock and other equity interests of each Significant Subsidiary have been duly authorized and validly issued, and are fully paid and (except for general partnership interests and directors’ qualifying shares) non-assessable; and all shares of outstanding capital stock and other equity interests of each Significant Subsidiary held by the Issuer, directly or through subsidiaries, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for the pledge of such capital stock or other interests to secure borrowings of the Issuer or one of its wholly owned subsidiaries.

(s)           Capital Stock Matters. All of the issued and outstanding shares of capital stock of Prologis have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws.

(t)            Capitalization. The Issuer has an authorized capitalization as set forth in the Disclosure Package, the Prospectus and the Canadian Offering Memorandum under the heading “Capitalization”; there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of common stock, any shares of capital stock of any subsidiary, or any such warrants, convertible securities or obligations, except as set forth in the Disclosure Package, the Prospectus and the Canadian Offering Memorandum and except for options granted under, or contracts or commitments pursuant to, the previous or currently existing option and other similar officer, director, trustee or employee benefit plans of the Issuer or any of the subsidiaries of the Issuer; and there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Issuer is a party, or by which either of them is bound, granting to any person the right to require Prologis or the Issuer to file a registration statement under the Securities Act with respect to any securities of the Issuer or requiring the Issuer to include such securities with the Securities registered pursuant to any registration statement, except as set forth in the Disclosure Package, the Prospectus and the Canadian Offering Memorandum.

(u)           Partnership Units of the Issuer. All of the issued and outstanding partnership units of the Issuer (the “Units”) have been duly and validly authorized and issued and conform to the description thereof contained or incorporated by reference in the Disclosure Package, the Prospectus and the Canadian Offering Memorandum. The Units owned by Prologis are owned directly by Prologis, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(v)           Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Issuer nor any of the subsidiaries of the Issuer is in violation of its charter or by-laws or other similar constitutive documents, except, in the case of subsidiaries of the Issuer, for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. None of Prologis, the Issuer nor any of the subsidiaries of the Issuer is in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which Prologis, the Issuer or any of the subsidiaries of the Issuer is a party or by which it or any of them may be bound, or to which any of the property or assets of Prologis, the Issuer or any of the subsidiaries of the Issuer is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Issuer’s execution, delivery and performance of this Agreement and the Indenture, and the respective execution, issuance and delivery of the Securities, the consummation of the transactions contemplated hereby, by the Indenture and by the Disclosure Package, the Prospectus and the Canadian Offering Memorandum (i) have been duly authorized by all necessary corporate or other action, as the case may be, and will not result in any violation of the provisions of the charter or by-laws or other similar constitutive documents of the Issuer or any of the subsidiaries of the Issuer, except, in the case of subsidiaries of the Issuer that are not Significant Subsidiaries, for such violations as would not, individually or in the aggregate, materially adversely affect the Issuer’s ability to consummate the transactions contemplated by this Agreement or the Indenture, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or any of the subsidiaries of the Issuer pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change or materially adversely affect the Issuer’s ability to consummate the transactions contemplated by this Agreement or the Indenture and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Issuer or any of the subsidiaries of the Issuer, except for such violation as would not, individually or in the aggregate, result in a Material Adverse Change or materially adversely affect the Issuer’s ability to consummate the transactions contemplated by this Agreement or the Indenture. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Issuer’s execution, delivery and performance of this Agreement or the Indenture, or the execution, issuance and delivery of the Securities or the consummation of the transactions contemplated hereby or thereby and by the Disclosure Package, the Prospectus and the Canadian Offering Memorandum, except such as have been obtained or made by the Issuer and are in full force and effect under the Securities Act, the Trust Indenture Act and applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”) or the failure of which to obtain would not have a material adverse effect on the consummation of the transactions contemplated by this Agreement or the Indenture and except as may be required under applicable Canadian Securities Laws in connection with the purchase and resale of the Securities and the filing of a report of exempt distribution under National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”) with payment of applicable filing fees to, and if applicable, delivery of the Canadian Offering Memorandum with (as applicable), the securities regulatory authority in each jurisdiction of Canada in which sales of the Securities are made and such delivery is required.

(w)          No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package, the Prospectus and the Canadian Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Issuer’s knowledge, threatened (i) against or affecting the Issuer or any of the subsidiaries of the Issuer, (ii) which has as the subject thereof any officer, director of, or property owned or leased by, the Issuer or any of the subsidiaries of the Issuer or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Issuer or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or materially adversely affect the consummation of the transactions contemplated by this Agreement or the Indenture.

(x)           Labor Matters. No material labor dispute with the employees of the Issuer or any of the subsidiaries of the Issuer exists or, to the best of the Issuer’s knowledge, is threatened or imminent, except for such disputes as would not, individually or in the aggregate, result in a Material Adverse Change.

(y)           Intellectual Property Rights. The Issuer and the subsidiaries of the Issuer own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except as would not result in a Material Adverse Change; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. None of the Issuer nor any of the subsidiaries of the Issuer has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. The Issuer is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Preliminary Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum, and that are not described in all material respects in such documents. None of the technology employed by the Issuer has been obtained or is being used by the Issuer in violation of any contractual obligation binding on the Issuer or, to the knowledge of the Issuer, any of its officers, directors or employees or otherwise in violation of the rights of any persons, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change.

(z)            All Necessary Permits, etc. The Issuer and each of the subsidiaries of the Issuer possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except for such certificates, authorizations, permits, licenses, approvals, consents and other authorizations as would not, individually or in the aggregate, result in a Material Adverse Change, and none of the Issuer nor any of the subsidiaries of the Issuer has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(aa)         Title to Properties. Except as otherwise disclosed in the Disclosure Package, the Prospectus and the Canadian Offering Memorandum, the Issuer and each of the subsidiaries of the Issuer has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(o) above (or elsewhere in the Disclosure Package, the Prospectus and the Canadian Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Issuer or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Issuer or any of the subsidiaries of the Issuer are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Issuer or the subsidiaries of the Issuer.

(bb)        Tax Law Compliance. The Issuer and the subsidiaries of the Issuer have filed all material federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. Each of Prologis and the Issuer has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(o) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Issuer or any of the subsidiaries of the Issuer has not been finally determined. With respect to all tax periods in respect of which the Internal Revenue Service is or will be entitled to any claim, Prologis has met the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Internal Revenue Code”) and Prologis’ present and contemplated organizational ownership, method of operation, assets and income are such that Prologis will continue to meet such requirements.

(cc)         The Issuer is not an “Investment Company.” The Issuer is not, and after receipt of payment for the Securities and the application of the proceeds as described in the Disclosure Package, the Prospectus and the Canadian Offering Memorandum under “Use of Proceeds,” will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(dd)         Insurance. The Issuer and the subsidiaries of the Issuer taken as a whole carry or are covered by insurance in such amounts covering such risks as are generally deemed adequate and customary for their businesses. The Issuer has no reason to believe that it or any of the subsidiaries of the Issuer will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(ee)         No Price Stabilization or Manipulation. The Issuer has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.

(ff)          Foreign Corrupt Practices. None of Prologis, the Issuer nor any of their respective subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of Prologis, the Issuer or any of the subsidiaries of the Issuer is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) the Bribery Act 2010, as amended, of the United Kingdom; and Prologis, the Issuer, the subsidiaries of the Issuer and, to the knowledge of the Issuer, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(gg)        Money Laundering. The operations of Prologis, the Issuer and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Prologis, the Issuer or any of the subsidiaries of the Issuer with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuer, threatened.

(hh)        OFAC. Neither Prologis, the Issuer nor any of their respective subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of Prologis, the Issuer or any of the subsidiaries of the Issuer is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and Prologis and the Issuer will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii)           Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) none of the Issuer nor any of the subsidiaries of the Issuer is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Issuer or the subsidiaries of the Issuer under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has any of the Issuer or the subsidiaries of the Issuer received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Issuer or any of the subsidiaries of the Issuer is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority with respect to which the Issuer or any of the subsidiaries of the Issuer has received written notice, no investigation with respect to which the Issuer has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Issuer or any of the subsidiaries of the Issuer, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Issuer’s knowledge, threatened against the Issuer or any of the subsidiaries of the Issuer or any person or entity whose liability for any Environmental Claim the Issuer or any of the subsidiaries of the Issuer has retained or assumed either contractually or by operation of law; and (iii) to the best of the Issuer’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Issuer or any of the subsidiaries of the Issuer or against any person or entity whose liability for any Environmental Claim the Issuer or any of the subsidiaries of the Issuer has retained or assumed either contractually or by operation of law.

(jj)           ERISA Compliance. The Issuer and the subsidiaries of the Issuer and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Issuer and the subsidiaries of the Issuer or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to any person or any subsidiary of such person, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code, of which such person or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Issuer and the subsidiaries of the Issuer or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Issuer, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). None of the Issuer or any of the subsidiaries of the Issuer nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan,” (ii) Sections 412, 4971 or 4975 of the Internal Revenue Code, or (iii) Section 4980B of the Internal Revenue Code with respect to the excise tax imposed thereunder. Each “employee benefit plan” established or maintained by the Issuer or any of the subsidiaries of the Issuer or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service and nothing has occurred, whether by action or failure to act, which is reasonably likely to cause disqualification of any such employee benefit plan under Section 401(a) of the Internal Revenue Code.

(kk)         Accounting Systems. Prologis, the Issuer and the subsidiaries of the Issuer maintain effective internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act.

(ll)           Disclosure Controls and Procedures. Prologis and the Issuer established and maintain disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to Prologis and the Issuer and the subsidiaries of the Issuer is made known to the respective chief executive officer and chief financial officer of Prologis and the Issuer by others within Prologis and the Issuer or any of the subsidiaries of the Issuer, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; Prologis’ and the Issuer’s auditors and the audit committee of the board of directors of Prologis have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the ability of Prologis or the Issuer to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the internal controls of Prologis or the Issuer; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(mm)       Cybersecurity; Data Protection. The Issuer and the subsidiaries of the Issuer’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Issuer and the subsidiaries of the Issuer as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Issuer and the subsidiaries of the Issuer have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability, nor any incidents under internal review or investigations relating to the same. The Issuer and the subsidiaries of the Issuer are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(nn)        EXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer of the Issuer or any of the subsidiaries of the Issuer and delivered to the Representatives or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuer to each Underwriter as to the matters set forth therein on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

The Issuer acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsels for the Issuer and the Underwriters will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2. Purchase, Sale and Delivery of the Securities.

(a)           The Securities. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Issuer the aggregate principal amount of the Securities set forth opposite their names on Schedule A at a purchase price of 99.075% of the principal amount of the Securities, thereof payable on the Closing Date (as defined below).

(b)          The Closing Date. Delivery of certificates for the Securities in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Sidley Austin LLP (or such other place as may be agreed to by the Issuer and the Representatives) at 9:00 a.m., New York City time, on April 27, 2026 or such other time not later than ten business days after the time and date the Representatives shall designate by notice to the Issuer (the time and date of such closing are called the “Closing Date”).

(c)           Public Offering of the Securities. The Underwriters hereby advise the Issuer that they intend to offer their respective portions of the Securities for sale to the public, as described in the Disclosure Package and the Prospectus as soon after this Agreement has been executed as the Underwriters, in their sole judgment, have determined is advisable and practicable (provided that it is understood and agreed that the offering of the Securities in Canada by the Underwriters as contemplated herein shall be made in Canada on a private placement basis in accordance with applicable exemptions from the prospectus requirements of applicable Canadian Securities Laws).

(d)           Payment for the Securities. Payment for the Securities as provided herein shall be made at the Closing Date, by wire transfer of immediately available funds to the order of the Issuer. It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities the Underwriters have agreed to purchase. Either Scotia Capital Inc. or TD Securities Inc., individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for the Securities, if any, to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e)           Delivery of the Securities. The Issuer shall deliver, or cause to be delivered, to the Underwriters the Securities at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Securities shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date, and shall be made available for inspection on the business day preceding the Closing Date, at a location in New York City, as the Representatives may designate. Delivery of the Securities shall be made through the facilities of CDS unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3. Additional Covenants. The Issuer further covenants and agrees with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests. The Issuer, subject to Section 3(b), will comply with the requirements of Rule 430B of the Securities Act Regulations, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period (defined below), (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or pursuant to Section 8A of the Securities Act and (v) the issuance of any order, ruling or decision of any Canadian federal or provincial court or securities regulatory authority restricting or ceasing trading in any of the securities of the Issuer or suspending or preventing the use of the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum or the receipt of any notification from any Canadian federal or provincial court or securities regulatory authority of the institution or threatening of any proceeding for such purpose. The Issuer will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 were received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Issuer will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Securities by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule of the Securities Act Regulations (the “Prospectus Delivery Period”), the Issuer will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act Regulations), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. Provided that the Underwriters comply with Section 7(2)(h) hereof, the Issuer will cause to be provided or filed all documents required to be provided to or filed with the applicable Canadian securities regulatory authorities in connection with the offering of Securities in Canada in accordance with applicable Canadian Securities Laws, including, without limitation, any offering memorandum (under applicable Canadian Securities Laws) and any reports of trade on Form 45-106F1 prescribed by NI 45-106, as applicable.

(c)           Delivery of Registration Statements. The Issuer will deliver to the Underwriters and counsel for the Underwriters, without charge, as such Underwriter or counsel for the Underwriters may reasonably request, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses and Offering Memorandums. The Issuer will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus and the Preliminary Canadian Offering Memorandum as such Underwriter may reasonably request, and the Issuer hereby consents to the use of such copies for purposes of offering the Securities. The Issuer will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus and the Canadian Offering Memorandum as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Continued Compliance with Securities Laws. The Issuer will comply with the Securities Act and the Securities Act Regulations and the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Disclosure Package, the Prospectus and the Canadian Offering Memorandum. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package, the Prospectus or the Canadian Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or contain a “misrepresentation” as defined under applicable Canadian Securities Laws, or if, in the opinion of counsel for the Underwriters or for the Issuer, it shall be necessary to amend or supplement the Disclosure Package, the Prospectus or the Canadian Offering Memorandum, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package, the Prospectus or the Canadian Offering Memorandum, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or to correct a “misrepresentation” as defined under applicable Canadian Securities Laws contained therein, or, if in the opinion of either such counsel, it is otherwise necessary or advisable to amend or supplement the Registration Statement, the Disclosure Package, the Prospectus or the Canadian Offering Memorandum, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package, the Prospectus or the Canadian Offering Memorandum, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus or the Canadian Offering Memorandum, the Issuer agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 3(b) and Section 3(l) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers in such quantities as they may reasonably request, amendments or supplements to the Registration Statement, the Disclosure Package, the Prospectus or the Canadian Offering Memorandum, or any new registration statement, necessary in order to make the statements in the Disclosure Package, the Prospectus or the Canadian Offering Memorandum as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or to correct a “misrepresentation” as defined under applicable Canadian Securities Laws contained therein, or so that the Registration Statement, the Disclosure Package, the Prospectus or the Canadian Offering Memorandum, as amended or supplemented, will comply with law.

(f)            Blue Sky Compliance. The Issuer shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Issuer shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Issuer will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuer shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(g)          Use of Proceeds. The Issuer shall apply the net proceeds from the sale of the Securities in the manner described under the caption “Use of Proceeds” in the Disclosure Package, the Prospectus and the Canadian Offering Memorandum.

(h)           Depository. The Issuer shall cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of CDS.

(i)            Periodic Reporting Obligations. During the Prospectus Delivery Period, the Issuer shall file, on a timely basis, with the Commission and the New York Stock Exchange (“NYSE”) all reports and documents required to be filed under the Exchange Act and the Exchange Act Regulations.

(j)            Agreement Not to Offer or Sell Similar Securities. During the period commencing on the date hereof and ending on the Closing Date, the Issuer will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Issuer similar to the Securities or securities exchangeable for or convertible into debt securities similar to the Securities (other than as contemplated by this Agreement with respect to the Securities); provided, however, that any debt securities denominated in a currency other than the currency in which the Securities are denominated shall not be considered “similar” for purposes of this Section 3(j).

(k)           Final Term Sheet. The Issuer will prepare a final term sheet containing only a description of the Securities, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement. A form of the Final Term Sheet for the Securities is attached hereto as Exhibit D.

(l)            Permitted Free Writing Prospectuses. The Issuer represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Issuer with the Commission or retained by the Issuer under Rule 433 of the Securities Act; provided that the prior written consent of the Underwriters shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses identified in Annex I and Annex II to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuer agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Issuer consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering or (ii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Issuer contemplated in Section 3(k); provided that each Underwriter severally covenants with the Issuer not to take any action without the Issuer’s consent that would result in a free writing prospectus being required to be filed with the Commission under Rule 433(d) under the Securities Act that otherwise would not be required to be filed by the Issuer thereunder, but for the action of such Underwriter.

(m)          Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time, when the Securities remain unsold by the Underwriters, the Issuer receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Issuer will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Issuer will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Issuer has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(n)           Filing Fees. The Issuer agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(o)           No Stabilization. The Issuer will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities or take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby, provided, the Issuer does not make any covenant as to any actions which may be taken by the Underwriters.

The Representatives, on behalf of the several Underwriters may, in their sole discretion, waive in writing the performance by the Issuer of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Payment of Expenses. The Issuer agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Issuer’s counsel, Prologis’, the Issuer’s independent public or certified public accountants and other advisors to the Issuer (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum and the Canadian Offering Memorandum and all amendments and supplements thereto, and this Agreement, the Indenture and the Securities, (v) all filing fees, attorneys’ fees and expenses incurred the Issuer or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the filing fees incident to the review and approval by FINRA of the terms of the sale of the Securities, (vii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (viii) any fees payable in connection with the rating of the Securities by the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Issuer in connection with approval of the Securities by CDS for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, (xi) all fees payable in connection with the filing of any Form 45-106F1 with applicable Canadian securities regulatory authorities, (xii) fees payable to the Canadian Investment Regulatory Organization (CIRO) and (xiii) all other fees, costs and expenses incurred in connection with the performance of the obligations of the Issuer hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Issuer set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time, and as of the Closing Date, as though then made and to the timely performance by the Issuer of its covenants and other obligations hereunder, and to each of the following additional conditions (provided it is understood and agreed that the offering of the Securities in Canada by the Underwriters as contemplated herein shall be made in Canada on a private placement basis in accordance with applicable exemptions from the prospectus requirements of applicable Canadian Securities Laws):

(a)           Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Issuer and counsel to the Underwriters, and the Issuer at the Execution Time shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4), (5) or (8), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b)           Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from KPMG LLP, independent public or certified public accountants for Prologis and the Issuer, a letter or letters dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, with respect to the audited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum and the Canadian Offering Memorandum.

(c)           Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from KPMG LLP, independent public or certified public accountants for Prologis and the Issuer, a letter or letters dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter or letters furnished by them pursuant to Section 5(b), except that the specified date referred to therein for KPMG LLP for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(d)           No Objection. If the Registration Statement and/or the offering of the Securities has been filed with FINRA for review, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(e)           No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i)             in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and

(ii)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Issuer or any of the subsidiaries of the Issuer by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(f)            Opinions of Counsel for the Issuer. On the Closing Date, the Representatives shall have received the favorable opinions of Mayer Brown LLP, counsel for the Issuer, dated as of such Closing Date, covering, at a minimum, the opinions the forms of which are attached as Exhibit A.

(g)           Opinions of General Counsel of the Issuer. On the Closing Date, the Representatives shall have received the favorable opinions of the General Counsel or Corporate Counsel of the Issuer, dated as of such Closing Date, the forms of which are attached as Exhibit B.

(h)           Opinions of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the favorable opinions of Sidley Austin LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Representatives.

(i)            Opinion of Canadian Counsel for the Issuer. On the Closing Date, the Representatives shall have received the favorable opinion of Blake, Cassels & Graydon LLP, Canadian counsel for the Issuer, dated as of such Closing Date, covering, at a minimum, the opinion the form of which is attached as Exhibit C.

(j)            Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by the Chief Executive Officer or Corporate Counsel of Prologis, and the Chief Financial Officer or Chief Accounting Officer of Prologis, dated as of the Closing Date, to the effect that:

(i)             the Issuer has not received a stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum, and no proceedings for such purpose have been instituted or threatened by the Commission, or any Canadian securities authority or Canadian court;

(ii)            the Issuer has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;

(iii)           there has not occurred any downgrading, and the Issuer has not received any notice of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Issuer or any of the subsidiaries of the Issuer by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act;

(iv)           for the period from and after the date of this Agreement and prior to the Closing Date, there has not occurred any Material Adverse Change;

(v)            the representations, warranties and covenants set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

(vi)           the Issuer has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(k)           CFO Certificate. On the date hereof and on the Closing Date, the Representatives and counsel for the Underwriters shall have received a written certificate executed by the Chief Financial Officer or Chief Accounting Officer of Prologis in form and substance reasonably satisfactory to the Representatives.

(l)            Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Issuer at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5 or Section 11, or if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Issuer to perform any agreement herein or to comply with any provision hereof, the Issuer agrees to reimburse the Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7. Offering Restriction. (1) Each Underwriter severally represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the European Economic Area. For the purposes of this provision:

(a)           the expression “retail investor” means a person who is one (or more) of the following:

(i)             a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”);

(ii)            a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)           not a qualified investor as defined in Regulation (EU) 2017/1129, as amended; and

(b)           the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

(2) Each Underwriter severally represents and agrees that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any Securities to any retail investor in the United Kingdom. For the purposes of this provision:

(a)           the expression “retail investor” means a person who is either one (or both) of the following:

(i)             not a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; or

(ii)            not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to buy or subscribe for the Securities.

Each Underwriter further severally represents and agrees that:

(a)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(3) Each Underwriter represents, covenants and agrees that:

(a)           Such Underwriter will use commercially reasonable efforts to confirm that each Canadian purchaser: (A) is an “accredited investor” (as defined in NI 45-106 or Section 73.3 of the Securities Act (Ontario)) that is not an individual unless it is also a “permitted client” (as such term is defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations); (B) is not a person created or being used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in Section 1.1 of NI 45-106; and (C) is purchasing as principal (or deemed to be purchasing as principal under Canadian Securities Laws); such Underwriter will use commercially reasonable efforts to obtain and retain relevant information and documentation to evidence the steps taken to verify compliance with the exemption in accordance with its usual document retention policies and procedures in compliance with applicable laws, and will provide to the Issuer forthwith upon written request all such information or documentation as the Issuer may reasonably request in good faith and solely for the purpose of verifying compliance with the exemption, correcting any required filings and responding to regulatory inquiries with respect thereto.

(b)           If such Underwriter involves any members of any banking, selling or other group in the distribution of Securities, such Underwriter will use commercially reasonable efforts to cause agreements and acknowledgements substantially the same as the agreements and acknowledgements contained in the foregoing subparagraph (a) and the subsequent subparagraphs (c), (d), (f) and (g) to be contained in an agreement with each of the members of such group in favor of the Issuer and shall use its commercially reasonable efforts to cause the members of such group to comply with Canadian Securities Laws.

(c)           Such Underwriter has not provided and will not provide to any Canadian purchaser any document or other material that would constitute an offering memorandum (as defined under applicable Canadian Securities Laws) other than (A) the Preliminary Canadian Offering Memorandum, (B) the Canadian Offering Memorandum, (C) any Issuer Free Writing Prospectus listed on Annex I or Annex II hereto or (D) any other documentation forming part of the Disclosure Package.

(d)           Such Underwriter (A) is duly registered as an “investment dealer” or “exempt market dealer” as defined under applicable Canadian Securities Laws and is in material compliance with the terms and conditions of such registration, and (B) has offered and will offer for sale and sell the Securities only to such persons and in such manner that, pursuant to applicable Canadian Securities Laws, no prospectus (as defined under applicable Canadian Securities Laws) need be delivered or filed with any securities regulatory authority in Canada.

(e)           Such Underwriter will comply with all relevant Canadian Securities Laws concerning any resale of the Securities.

(f)            The offer and sale of the Securities by such Underwriter will not be made through or accompanied by any advertisement of the Securities by such Underwriter, including, without limitation, in printed media of general and regular paid circulation, radio, television, or telecommunications, including electronic display or any other form of advertising or as part of a general solicitation by such Underwriter in Canada.

(g)           Such Underwriter has not made and will not make any written or oral representations to any Canadian purchaser: (A) that any person will resell or repurchase the Securities purchased by such Canadian purchaser; (B) that the Securities will be freely tradeable by the Canadian purchaser without any restrictions or hold periods; (C) that any person will refund the purchase price of the Securities; or (D) as to the future price or value of the Securities.

(h)           Such Underwriter will: (A) as soon as practicable and in any event within five business days of the Initial Sale Time, provide to the Issuer the information pertaining to each such purchaser of the Securities as required to be disclosed in Form 45-106F1 and the related schedules under Form 45-106F1 and acknowledges, authorizes and consents to the delivery or filing, as applicable, by the Issuer of the report on Form 45-106F1 under NI 45-106 (and any equivalent report required under Canadian Securities Laws) with the applicable Canadian securities regulators; and (B) give prompt notice to the Issuer when the distribution of the Securities has been completed and, to the extent applicable, provide any further information to the Issuer, upon written request, that is required for the purpose of calculating fees payable to the applicable Canadian securities regulators in connection with the distribution of the Securities and to allow the Issuer to complete the Form 45-106F1.

Section 8.            Indemnification.

(a)           Indemnification of the Underwriters. The Issuer agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such Affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Issuer or otherwise permitted by paragraph (d) below), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) upon any untrue statement or alleged untrue statement of a material fact, or “misrepresentation” as defined under applicable Canadian Securities Laws, contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act Regulations, the Preliminary Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Issuer contained herein; or (iv) in whole or in part upon any failure of the Issuer to perform its obligations hereunder or under law; and to reimburse each Underwriter and each such Affiliate, director, officer, employee and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Underwriters) as such expenses are reasonably incurred by such Underwriter or such Affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with any Underwriter Information. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Issuer may otherwise have.

(b)           Indemnification of the Issuer. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuer, the directors of the Issuer (as applicable), the Issuer’s respective officers who signed the Registration Statement and each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Issuer or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter or otherwise permitted by paragraph (d) below), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact, or “misrepresentation” as defined under applicable Canadian Securities Laws, contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, the Preliminary Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or misrepresentation or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with any Underwriter Information, it being understood and agreed upon that the only such Underwriter Information consists of the following information in the Preliminary Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum and the Canadian Offering Memorandum, furnished on behalf of each Underwriter: the information contained in the third paragraph, the sixth paragraph, and the seventh paragraph under the caption “Underwriting (Conflicts of Interest)”; and to reimburse the Issuer, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Issuer, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)           Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced (through the forfeiture of substantive rights or defenses) as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses (other than reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party shall authorize the indemnified party to employ separate counsel, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)           Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; provided, that if it is ultimately determined that an indemnified party was not entitled to indemnification hereunder, such indemnified party shall be responsible for repaying or reimbursing such amounts to the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuer, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Issuer, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Issuer, on the one hand, or any Underwriter through the Representatives, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

The Issuer and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each Affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Issuer, each officer of the Issuer who signed the Registration Statement, and each person, if any, who controls the Issuer within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Issuer.

Section 10. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities, to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of the Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of the Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Securities and the aggregate principal amount of such Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Issuer for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Issuer shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 11. Termination of this Agreement. On or after the Initial Sale Time and prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Issuer if at any time (i) trading or quotation in any of the Issuer’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of Canadian, U.S. federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Securities in the manner and on the terms described in the Disclosure Package, the Prospectus and the Canadian Offering Memorandum or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Issuer to any Underwriter, except that the Issuer shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Issuer, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Issuer, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriters or the Issuer or any of its partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

Section 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or emailed and confirmed to the parties hereto as follows:

If to the Representatives:

Scotia Capital Inc.

40 Temperance Street, 4th Floor,

Toronto, Ontario M5H 0B4

Attention: Jenna Dicks

Email: jenna.dicks@scotiabanks.com

and

TD Securities Inc.

222 Bay Street, 7th Floor,

Toronto, Ontario M5K 1A2

Attention: Mark Laing

Email: mark.laing@tdsecurities.com

with a copy to:

Sidley Austin LLP
787 Seventh Avenue

New York, New York 10019
Attention: Daniel O’Shea

Email: doshea@sidley.com

If to the Issuer:

Prologis, L.P.
1800 Wazee Street
Denver, Colorado 80202
Attention: General Counsel
Email: legalnotice@prologis.com

with a copy to:

Mayer Brown LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: John P. Berkery
Email: jberkery@mayerbrown.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the Affiliates, directors, officers, employees and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.

Section 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 16. Patriot Act. The Underwriters hereby notify the Issuer that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), they are required to obtain, verify and record information that identifies the Issuer, including the name and address of the Issuer and other information that will allow the Underwriters to identify the Issuer in accordance with the USA Patriot Act.

Section 17. Governing Law Provisions. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

Section 18. No Fiduciary Duty. The Issuer acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer, on the one hand, and the several Underwriters, on the other hand, and the Issuer is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Issuer or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Issuer with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuer on other matters) and no Underwriter has any obligation to the Issuer with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Issuer has consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Issuer and the several Underwriters, or any of them, with respect to the subject matter hereof. The Issuer hereby waives and releases to the fullest extent permitted by law, any claims that the Issuer may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

Section 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Issuer, its affairs and its businesses in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package, the Prospectus and the Canadian Offering Memorandum (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

Section 20. Recognition of the U.S. Special Resolution Regimes. (i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 20 a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Issuer the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

PROLOGIS, L.P., as Issuer

By: PROLOGIS, INC., its general partner

By:	/s/ David Malinger
Name: David Malinger
Title: Senior Vice President and Assistant Secretary

Prologis, L.P. - Underwriting Agreement Signature Page - Issuer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

SCOTIA CAPITAL INC.

By:	/s/ Jenna Dicks
Name: Jenna Dicks
Title: Managing Director

Acting on behalf of themselves and as the Representatives of the several Underwriters

Prologis, L.P. – Underwriting Agreement Signature Page – Underwriters

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

td securities inc.

By:	/s/ Mark Laing
Name: Mark Laing
Title: Managing Director

Acting on behalf of themselves and as the Representatives of the several Underwriters

Prologis, L.P. – Underwriting Agreement Signature Page – Underwriters

SCHEDULE A

Underwriters	Aggregate Principal Amount of Securities to be Purchased
Scotia Capital Inc.	C$	425,000,000
TD Securities Inc.		425,000,000
Total	C$	850,000,000

Schedule A-1

SCHEDULE B

LIST OF SIGNIFICANT SUBSIDIARIES

Prologis

Prologis U.S. Logistics Venture, LLC

Prologis Logistics Services Incorporated

PLD International Holding LP

Liberty Property Trust

Liberty Property Limited Partnership

Duke Realty Limited Partnership

Duke Realty LLC

Schedule B-1

ANNEX I

Prologis, L.P.—Issuer Free Writing Prospectuses

Forming Part of the Disclosure Package

Final Term Sheet, dated April 20, 2026, for the 4.250% Notes due 2034.

Annex I-1

ANNEX II

Prologis, L.P.—Issuer Free Writing Prospectuses

Not Forming Part of the Disclosure Package

None.

Annex II-1

EXHIBIT A

[Provided Separately.]

Exhibit A-1

EXHIBIT B

[Provided Separately.]

Exhibit B-1

EXHIBIT C

[Provided Separately.]

Exhibit C-1

EXHIBIT D

Form of Term Sheet

C$850,000,000 4.250% Notes due 2034

(the “Notes”)

FINAL TERM SHEET

April 20, 2026

Issuer:	Prologis, L.P.

Offering Format:	The Notes will be registered with the U.S. Securities and Exchange Commission. The Notes are being offered in each of the provinces of Canada on a private placement basis under a Canadian offering memorandum dated April 20, 2026.

Size:	C$850,000,000

Pricing Date:	April 20, 2026

Settlement Date:**	April 27, 2026 (T+5)

Maturity Date:	May 15, 2034

Form and Denominations:	Book-entry only through participants in CDS (global certificate). Minimum denominations of C$2,000 with integral multiples of C$1,000 thereafter.

Coupon:	4.250% per annum, payable semi-annually in arrears

Issue Yield:	4.332%

Interest Payment Dates:	May 15 and November 15, commencing November 15, 2026 (long first coupon). The first interest payment on November 15, 2026 will be in an amount equal to $19,844,006.85.

Following Business Day Convention:	If not a business day in New York or Toronto, then payment of a coupon or upon maturity or redemption will be made on the next business day with no adjustment.

Day Count Convention:	Actual/365 (Fixed) when calculating interest accruals during any partial interest period and 30/360 when calculating amounts due on any interest payment date.

Price to Public:	99.445% of the principal amount, plus accrued interest from April 27, 2026, if any.

Exhibit D-1

Net Proceeds, Before Expenses, to Issuer:	C$842,137,500

Spread to GoC Benchmark:	+102 bps vs. the interpolated GoC Curve (CAN 3.25% December 1, 2033 and CAN 3.00% June 1, 2034)

+105.3 bps (including a 3.3 bps curve adjustment) vs. CAN 3.25% December 1, 2033 (priced at C$99.805 to yield 3.279%)

Optional Redemption:

Prior to February 15, 2034 (3 months prior to their maturity) (the “Par Call Date”), the Issuer may redeem the Notes in whole at any time, or in part from time to time, at a redemption price equal to the greater of:

(1) the Canada Yield Price, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest, if any, on the principal amount being redeemed to, but excluding, the date of redemption.

“Canada Yield Price” means, in respect of any Notes being redeemed, the price, in respect of the principal amount of the Notes, calculated by the Issuer as of the third business day (as defined in the Preliminary Prospectus Supplement) prior to the redemption date of such Notes, equal to the sum of the present values of the remaining scheduled payments of interest (not including any portion of the payments of interest accrued as of the date of redemption) and principal on the Notes to be redeemed from the redemption date to the Par Call Date using as a discount rate the sum of the Government of Canada Yield on such business day plus 25.5 basis points.

“Government of Canada Yield” means, on any date, the bid-side yield to maturity on such date as determined by the arithmetic average (rounded to three decimal places) of the yields quoted at 10:00 a.m. (Toronto time) by any two investment dealers in Canada selected by the Issuer, assuming semi-annual compounding and calculated in accordance with generally accepted financial practice, which a non-callable Government of Canada bond would carry if issued in Canadian dollars in Canada at 100% of its principal amount on such date with a term to maturity that most closely approximates the remaining term to the Par Call Date.

On or after the Par Call Date, the Issuer may redeem the Notes at par plus accrued and unpaid interest, if any, on the principal amount being redeemed to, but excluding, the date of redemption.

Sales Restrictions:	Available for sale in Canada to “accredited investors” who, in certain circumstances, are also “permitted clients”, each as defined under applicable Canadian securities laws. Resales in Canada will be subject to resale restrictions.

Use of Proceeds:	The Issuer intends to use the net proceeds from the offering of the Notes for general corporate purposes, which may include the repayment of borrowings under the Issuer’s global lines of credit, a Canadian dollar term loan and possibly other debt.

CUSIP / ISIN:	74340XCT6 / CA74340XCT69

Joint Book-Running Managers:	Scotia Capital Inc. TD Securities Inc.

Exhibit D-2

**The Issuer expects to deliver the Notes against payment for the Notes on or about April 27, 2026, which is the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one New York business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes before the first business day prior to April 27, 2026 will be required to specify alternative settlement arrangements to prevent a failed settlement.

No EU PRIIPs KID – No EU PRIIPs key information document (KID) has been prepared as not available to retail investors in the European Economic Area.

The foregoing description of some of the terms of the Notes is not complete and is subject to, and qualified in its entirety by, reference to the Issuer’s preliminary prospectus supplement dated April 20, 2026 (the “Preliminary Prospectus Supplement”) and the accompanying prospectus dated August 15, 2025 (the “Prospectus”) or, if you are in Canada, the Issuer’s preliminary Canadian offering memorandum dated April 20, 2026, which includes the Preliminary Prospectus Supplement and the Prospectus (the “Preliminary Canadian Offering Memorandum”), and the documents incorporated and deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Preliminary Prospectus Supplement or the Prospectus or, if you are in Canada, the Preliminary Canadian Offering Memorandum. Prospective purchasers should review the Preliminary Prospectus Supplement and the Prospectus or, if you are in Canada, the Preliminary Canadian Offering Memorandum for a more detailed description of some of the terms of the Notes. No person has been authorized to make any representation in connection with the offering other than as contained or incorporated by reference in the Preliminary Prospectus Supplement and the Prospectus or, if you are in Canada, the Preliminary Canadian Offering Memorandum, and the Issuer and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect sales of Notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the Prospectus and Preliminary Prospectus Supplement thereto in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the Prospectus if you request it by contacting: Scotia Capital Inc. by telephone at 1-416-863-7776 or TD Securities Inc. by telephone at 1-800-263-5292.

The communication of this term sheet and any other document or materials relating to the issue of the Notes described herein is not being made, and this term sheet and such other documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the United Kingdom's Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this term sheet and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This term sheet and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Financial Promotion Order")), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as "relevant persons"). This term sheet and any such other documents and/or materials relating to the issue of the Notes described herein are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this term sheet and any such other documents and/or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this term sheet or any other documents and/or materials relating to the issue of the Notes described herein or any of their contents.

Exhibit D-3